Exhibit 4.19

Manara PSP
Lease and Development Agreements

English summary of the Hebrew version1

The Manara PSP is being constructed on the land of three Cooperatives and another section is leased directly from the Israeli Land Authority (the “ILA”), as detailed below:

Kibbutz Sasa Lease Agreement

1. Execution date	February 10, 2021
2. Parties	Kibbutz Sasa – an Agricultural Cooperative Ltd. and Ellomay Pumped Storage (2014) Ltd. (“Ellomay PS”).
3. Location of the Land
Block 13488 parcel 4 (partial) and 24 (partial), block 13158 parcel 24 (partial), block 13158 parcel 21 (partial) and block 14028 parcel 7 (partial)

All in accordance with development agreements signed between Kibbutz Sasa and the ILA in ILA file no. 21485775A and 21487375A, dated December 25, 2020.

4. Commencement Date	February 10, 2021
5. Duration	Twenty-four (24) years and eleven (11) months commencing on the execution date.
6. Consideration	One-time payment of NIS 11,469,063 + VAT. Ellomay PS also paid the full consideration to the ILA for its entering into the development agreements and authorization agreement with Kibbutz Sasa.
7. Additional organization areas
In addition to the above-mentioned land, Kibbuts Sasa will provide additional organization areas to Ellomay PS for the construction period in accordance with an authorization agreement between Kibbutz Sasa and the ILA. Ellomay PS is not under any obligation to pay rent for these organization areas, but undertook to compensate Kibbutz Sasa  for loss of profits from trees that were removed by Ellomay PS in these areas, from the date in which said trees were removed up to the end of 6 years after the replanting of said trees, which is also under the responsibility of Ellomay PS.

Kibbutz Manara Lease Agreement

1. Execution date	February 10, 2021
2. Parties	Kibbutz Manara – an Agricultural Cooperative and Ellomay PS.
3. Location of the Land
Block 13525 parcel 78 (partial), block 14002 parcel 8 (partial), 9 (partial) and 10 (partial).

All in accordance with a development agreement signed between Kibbutz Manara and the ILA in ILA file no. 21485700A dated December 24, 2020.

4. Commencement Date	February 10, 2021
5. Duration	Twenty-four (24) years and eleven (11) months commencing on the execution date.
6. Consideration	One-time payment of NIS 11,742,978 + VAT. Ellomay PS also paid the full consideration to the ILA for its entering into the development agreement and authorization agreement with Kibbutz Manara.
7. Additional organization areas
In addition to the above-mentioned land Kibbutz Manara will provide Ellomay PS additional organization areas for the construction period   in accordance with an authorization agreement between Kibbutz Sasa and the ILA. Ellomay PS is not under any obligation to pay rent for these organization areas.

Mifaley Ha’maim Lease Agreement

1. Execution date	February 10, 2021
2. Parties	Mifaley Ha’maim Central Agricultural Cooperative Ltd. and Ellomay PS.
3. Location of the Land	Block 13488 parcel 24 (partial), and 31 (partial). All in accordance with a development agreement signed between Mifaley Ha’maim and the ILA in ILA file no. 21487433A dated December 20, 2020.
4. Commencement Date	February 10, 2021
5. Duration	Twenty-four (24) years and eleven (11) months commencing on the execution date.
6. Consideration
One-time payment of 5,325,000 NIS + VAT and an annual rent payment in the amount of six hundred and sixty thousand (660,000) NIS + VAT, which will be paid on a quarterly basis (the “Quarterly Rent”) . The Quarterly Rent will increase by 2% every 3 years (after 36 months as of the execution date) and is linked to the Israeli consumer price index.

Ellomay PS has also paid the full consideration to the ILA for its entering into the development agreement with Mifaley H'maim.

Ellomay PS Development Agreement

1. Execution date	December 25, 2020
2. Parties	The ILA and Ellomay PS.
3. Location of the Land
Block 13158  parcel 23 (partial), block 13488 parcel 24 (partial), block 13525 parcel 78 (partial), block 14002 parcel 8 (partial), 15 (partial) and 22 (partial), block14025 parcel 8 (partial), block 14028 parcel 7 (partial).

All in accordance with a development agreement signed between Ellomay PS and the ILA in ILA file no. 21487367A dated December 25, 2020.

6. Consideration	NIS2,790,812 paid to the ILA.